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            THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT

                      OF LIMITED PARTNERSHIP OF FOAMEX L.P.

                          Dated as of December 23, 1997

                                  by and among

                                   FMXI, INC.

                            TRACE FOAM COMPANY, INC.,

                            FOAMEX INTERNATIONAL INC.

                                       and

                             CRAIN INDUSTRIES, INC.






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                 THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED

                 AGREEMENT OF LIMITED PARTNERSHIP OF FOAMEX L.P.

               This Third Amendment (this "Amendment") is made as of December 23, 1997, by and among FMXI, Inc., a Delaware corporation ("FMXI"), Trace Foam Company, Inc., a Delaware corporation ("Trace"), Foamex International Inc., a Delaware corporation ("FII"), and Crain Industries, Inc., a Delaware corporation ("Crain"), and amends the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P. (the "Partnership"), dated as of December 14, 1993, as amended on June 28, 1994 and June 12, 1997, (the "Fourth Partnership Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Fourth Partnership Agreement.

               WHEREAS, a newly formed wholly owned subsidiary of Foamex International Inc. ("FII") has merged (the "Merger") with and into Crain Holdings Corp. ("Crain Holdings"), a Delaware corporation which owns all of the outstanding common stock of Crain, pursuant to an Agreement and Plan of Merger, dated as of December 8, 1997, and as a result of which Merger, Crain Holdings has become a wholly owned subsidiary of FII and following such Merger, Crain Holdings merged with Crain;

               WHEREAS, Crain has contributed all of its retail business to Foamex LLC, a newly formed Delaware limited liability company ("FLLC"); and

               WHEREAS, Crain desires to contribute its interest in FLLC and all of its other assets to Foamex subject to all of its liabilities for a partnership interest (the "Contribution").

               WHEREAS, the Partners wish to amend the Fourth Partnership Agreement to admit Crain as a non-managing general partner of the Partnership.

               NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms hereof, the parties hereto, intending to be legally bound, hereby amend the Fourth Partnership Agreement as follows:

               Section 1. Admission of Crain. Notwithstanding any of the terms or provisions of the Fourth Partnership Agreement to the contrary, upon the execution and delivery of this Amendment, Crain shall be and hereby is admitted to the Partnership as a non-managing general partner of the Partnership. Crain, as a non-managing general partner of the Partnership, hereby agrees to be bound by the terms and conditions of the Fourth Partnership Agreement and this Amendment.



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               Section 2.       Amendment of Article 1.

               (a) The following definitions contained in Article 1 of the Fourth Partnership Agreement are hereby amended and restated in their entirety as follows:

                      "FII Partner's Participation Percentage" means 97%.


                      "Managing General Partner's Participation Percentage"
               means 1%.

                      "Partners" means the Managing General Partner, the 21 Foam
               Partner, the Crain Partner, and the Limited Partner(s); provided, that any Partner that ceases to hold all of its Partnership Interest shall be deemed to have withdrawn as a Partner of the Partnership.

                      "21 Foam Partner's Participation Percentage" means 1%.

               (b) The following definitions are hereby added to Article 1 of the Fourth Partnership Agreement in alphabetical order:

                      "Crain" means Crain Industries, Inc.

                      "Crain Partner" means Crain in its capacity as a general
               partner of the Partnership, and any transferee of the Crain Partner Interest admitted as a general partner of the Partnership under the terms hereof.

                      "Crain Partner Interest" means the interest of Crain in
               the Partnership, including the right of the Crain Partner to any and all benefits to which it may be entitled under this Agreement, together with the obligations of Crain Partner hereunder.

                      "Crain Partner's Participation Percentage" means 1%.

               Section 3. Profits. Sections 4.1(b) and (c) of the Fourth Partnership Agreement are hereby deleted and new Sections 4.1(b), (c), and (d) are added as follows:

               (b) second, 50% to the 21 Foam Partner and 50% to the Managing General Partner until the aggregate allocations of Profits pursuant to
        Section 4.1(a) is equal to the aggregate allocation of Losses pursuant to Section 4.2(b);

               (c) third, 100% to the Crain Partner until the aggregate allocations of Profits pursuant to this Section 4.1(c) is equal to the aggregate allocation of Losses pursuant to Section 4.2(c); and



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               (d) fourth, among the Partners in proportion to their
        Participation Percentages.


               Section 4. Allocation of Losses. Sections 4.2(b) and (c) of the Fourth Partnership Agreement are hereby deleted and new Sections 4.2(b), (c), and (d) are added as follows:

               (b) second, 50% to the 21 Foam Partner and 50% to the Managing General Partner until the negative Capital Account balance of the 21 Foam Partner equals $140,000,000;

               (c) third, 100% to the Crain Partner until the negative Capital Account balance of the Crain Partner equals $100,000,000; and

               (d) fourth; the balance to the Managing General Partner.

               Section 5. Amendment of Section 7.1. A new last sentence is added to Section 7.1 as follows: "The Crain Partner shall take no action that would bind the Partnership."

               Section 6. Amendment of Section 11.2(b). Section 11.2(b) of the Fourth Partnership Agreement is hereby amended and restated in its entirety as follows:

               (b) to the Limited Partner, Crain Partner and the 21 Foam Partner to the extent they are creditors, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for the payment thereof);

               Section 7. Deficit Capital Account Balances. Section 11.3 of the Fourth Partnership Agreement is hereby amended and restated as follows:

               If, following the distributions and allocations upon the liquidation of the Managing General Partner Interest, the Crain Partner Interest, or 21 Foam Partner Interest in the Partnership, such Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero within the time limits specified in Regulations Section 1.704-1(b)(2)(ii)(b)(3).

               Section 8. Notices. Sections 13.10(b) and (c) of the Fourth Partnership Agreement are hereby deleted and a new Section 13.10(b) amended as follows:





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               (b)    If to the FII Partner, Crain Partner, Managing General
                      Partner and/or Partnership:

                      1000 Columbia Avenue
                      Linwood, PA  19061

               Section 9. Certificates. A new Section 13.14 is added to the Fourth Partnership Agreement as follows:

               13.14.  Certificate of Interest.

               Notwithstanding anything to the contrary contained in this
Agreement:

               (a) The interest of each Partner in the Partnership shall be evidenced by a Certificate of Interest. The Certificates of Interest in the Partnership, together with a Certificate Transfer Ledger, shall be maintained at the principal office of the Partnership. Each such Certificate of Interest shall be serially numbered and shall be issued by, or at the written direction of, the Managing General Partner. All Certificates of Interest shall be executed in the name of the Partnership by the Managing General Partner or its designee(s). Each Certificate of Interest shall state on its face the name of the registered holder thereof and the then interest in the Partnership held by the registered holder.

               (b) Certificates of Interest in the Partnership may be transferred by the lawful holders thereof only in connection with the pledge or transfer of all or part of the interest of such holder in the Partnership, and only in accordance with the provisions of this Agreement. All such transfers shall be effected by duly executed and acknowledged instruments of assignment, each of which shall be duly recorded on the Certificate Transfer Ledger. No effect shall be given to any purported assignment of a Certificate of Interest, or transfer of the interest in the Partnership evidenced thereby, unless such assignment and transfer shall be in compliance with the terms and provisions of this Agreement, and any attempted assignment or transfer in contravention hereof shall be ineffectual.

               (c) In the event that a Certificate of Interest shall be lost, stolen, destroyed or mutilated, the Partnership may cause a replacement Certificate of Interest to be issued upon such terms and conditions as shall be fixed by the Managing General Partner, including, without limitation, provision for indemnity and the posting of a bond or other adequate security as security therefor. No replacement Certificate of Interest shall be issued to any person unless such person has surrendered the Certificate of Interest to be replaced, or has complied with the terms of this Section 13.14.





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               (d) The Partnership Interests are intended to be "securities"
        governed by Article 8 of the New York Uniform Commercial Code.

               Section 10. Continuation of Partnership. The parties hereto agree that the consummation of the transactions contemplated in this Amendment and the admission of Crain as a non-managing general partner of the Partnership will not dissolve the Partnership and that the business of the Partnership shall be continued by the Managing General Partner.

               Section 11. Interim Closing. Each of the parties hereto who is a Partner pursuant to the Fourth Partnership Agreement prior to this Amendment agrees that it will be allocated income or loss for tax purposes pursuant to an interim closing of the books as of the date hereof pursuant to the relevant provisions of the Fourth Partnership Agreement.

               Section 12. Effect of Amendment. On and after the date hereof, each reference in the Fourth Partnership Agreement to "this Agreement", "hereof", "hereunder" or words of like import referring to the Fourth Partnership Agreement shall mean and be a reference to the Fourth Partnership Agreement as amended by this Amendment. The Fourth Partnership Agreement, as amended by this Amendment, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

               Section 13. Further Assurances. From time to time upon request and without further consideration, each of the parties hereto shall, and shall cause its subsidiaries and affiliates to, execute, deliver and acknowledge all such further instruments and do such further acts as any other party hereto may reasonably require to evidence or implement the transactions contemplated by this Amendment. Notwithstanding anything to the contrary contained in the Fourth Partnership Agreement, each of the parties hereto hereby consents to any and all of the transactions contemplated by this Amendment.

               Section 14. Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

               Section 15. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.





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               Section 16. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same Amendment.

               Section 17. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

               Section 18. Headings. The headings used herein are for convenience of reference only, are not a part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, any provision of this Amendment or the Fourth Partnership Agreement.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]




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               IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their respective duly authorized officers thereunto as of the date first written above.


                                            TRACE FOAM COMPANY, INC.,
                                            as General Partner


                                            /s/ Philip N. Smith, Jr.
                                            ------------------------
                                            By:     Philip N. Smith, Jr.
                                            Title:  Vice President



                                            FMXI, INC.,
                                            as Managing General Partner


                                            /s/ George Karpinski
                                            --------------------
                                            By:     George Karpinski
                                            Title:  Vice President



                                            FOAMEX INTERNATIONAL INC.,
                                            as Limited Partner


                                            /s/ George Karpinski
                                            --------------------
                                            By:     George Karpinski
                                            Title:  Vice President



                                            CRAIN INDUSTRIES, INC.
                                            as Non-Managing General Partner



                                            By:/s/ George Karpinski
                                               --------------------
                                               Name:   George Karpinski
                                               Title:  Vice President




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